Exhibit 10.3

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Execution Copy

DEXMEDETOMIDINE

API SUPPLY AGREEMENT

This API Supply Agreement (the “Agreement”) is entered into this 22nd day of August, 2008 (the “Effective Date”), by and among Recro Pharma, Inc., a company incorporated under the laws of the Commonwealth of Pennsylvania (“Customer” or “Recro”), and Orion Corporation, a company incorporated under the laws of Finland (“Supplier” or “Orion”). Customer and Supplier may each be referred to in this Agreement individually as a “Party” and collectively as the “Parties.”

BACKGROUND

A. Orion and its Affiliates are in the business of, among other things, developing and producing the bulk active ingredient Dexmedetomidine.

B. Recro and its Affiliates are engaged in the research, development, production and sale of various pharmaceutical products.

C. Recro and Orion are separately entering into a license agreement relating to non-injectable Dexmedetomidine.

D. Orion wishes to provide API to Recro at no expense for the sole purpose of enabling Recro to Develop the Recro Products under and in accordance with the terms of the License Agreement (as defined below).

E. Upon approval of the Recro Products by the applicable regulatory authorities, Orion wishes to supply to Recro commercial quantities of the API for Recro’s Commercialization of the Recro Products in the Recro Territory, all as more particularly described in, and subject to, the terms and conditions set forth in this Agreement.

AGREEMENT

NOW THEREFORE, in consideration of the mutual promises and covenants set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. DEFINITIONS

1.1 “Affiliate(s)” means, with respect to a Person, another Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. For the purposes of this definition only, “control” means, with respect to a Person, the ownership by another Person of greater than 50% of the income or voting interests of such Person or such other arrangement as constitutes the direct or indirect ability to direct the management, affairs or actions of such Person.

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1.2 “API” means the bulk active pharmaceutical ingredient Dexmedetomidine conforming to the Specifications.

1.3 “Authorization” means any consent, authorization, approval, order, license, certificate or permit of or from, or declaration or filing with, any Third Party (by reason of contract or otherwise) or Governmental Entity.

1.4 “Commercialization” or “Commercialize” means activities directed to commercial-scale manufacturing, obtaining pricing and reimbursement approvals, carrying out post-marketing studies, marketing, promoting, distributing, importing, exporting, offering for sale or selling a human pharmaceutical product.

1.5 “Confidential Information” means all trade secrets, processes, formulae, data, know-how, improvements, inventions, chemical or biological materials, chemical structures, techniques, marketing plans, strategies, or other information that has been created, discovered, or developed by a Party, or has otherwise become known to a Party, or to which rights have been assigned to a Party, as well as any other information and materials that are deemed confidential or proprietary to or by a Party (including, without limitation, all information and materials of a Party’s customers and any other Third Party and their consultants), in each case that are disclosed by such Party to the other Party, regardless of whether any of the foregoing are marked “confidential” or “proprietary” or communicated to the other by the disclosing Party in oral, written, graphic, or electronic form.

1.6 “Development” means pre-clinical, pharmaceutical and/or clinical drug development activities and pharmaceutical dosage form development activities reasonably related to the development of pharmaceutical products and submission of information to a Regulatory Authority, including, without limitation, toxicology, pharmacology and other discovery and pre-clinical efforts, test method development and stability testing, manufacturing process development, formulation development, delivery system development, quality assurance and quality control development, statistical analysis, clinical studies (including, without limitation, pre- and post-approval studies) and activities relating to obtaining Regulatory Approval but excluding other Commercialization activities. When used as a verb, “Develop” means to engage in Development.

1.7 “Developmental Quantity” means the quantity of API reasonably needed for Development of the Recro Products by Customer and its Affiliates under and in accordance with the provision of the License Agreement including, without limitation, stability testing, stability studies, manufacturing process development, methods development, preclinical and clinical development, and, if applicable, manufacturing qualification of Recro Product.

1.8 “Dexmedetomidine Product” means a pharmaceutical product containing Dexmedetomidine as a therapeutically active ingredient, and intended for human use.

1.9 “Dexmedetomidine” means the hydrochloride salt of a compound known as “dexmedetomidine” or 4-((1S)-1-(2,3-Dimethylphenyl)ethyl)-1H-imidazole.

1.10 “DMF” means a drug master file for an active pharmaceutical ingredient.

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1.11 “EIR” means an establishment inspection report issued by the FDA.

1.12 “FDA” means the United States Food and Drug Administration or any successor agency thereto.

1.13 “Governmental Entity” means any arbitrator, court, judicial, legislative, administrative or regulatory agency, commission, department, board or bureau or body or other governmental authority or instrumentality or any person or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, whether foreign, federal, state, provincial, local or other (including without limitation any domestic of foreign governmental regulatory authority involved in the granting of approvals for the manufacture, sale, reimbursement and/or pricing of a pharmaceutical product such as the FDA).

1.14 “Knowledge”, as it applies to Orion, shall mean actual knowledge of the following persons within Orion’s and its Affiliates’ organizations: [* * *].

1.15 “License Agreement” means that certain License Agreement between the Parties with respect to non-injectable Dexmedetomidine dated as of August 22, 2008.

1.16 “Lien” means any mortgage, pledge, lien, security interest, charge, claim, encumbrance, or restriction on transfer.

1.17 “Manufacture” and “Manufacturing” and other forms of such words, when used in connection with the API, shall refer to the manufacturing, processing, handling, packaging, storage, disposal and quality control testing (including in-process, release and stability testing) of the API and the raw materials and components used in connection therewith.

1.18 “NDA” means a New Drug Application filed with the FDA for approval to market and sell a drug product in the United States.

1.19 “Orion Know-How” means all Know-How used by Orion in connection with and which concerns the Manufacture of the API and (a) that is disclosable by Orion without breach of any obligation towards a Third Party, and (b) that Orion or any of its Affiliates owns, controls, has access to, or is in possession of as of the Effective Date, or at any time during the Term, including, subject to the qualifications above, such information in the possession of vendors, service providers, collaboration partners, licensees and third parties.

1.20 “Orion Patent Rights” has the meaning attributed to it in the License Agreement.

1.21 “Person” means (as the context requires) an individual, a corporation, a partnership, an association, a trust, a limited liability company, or other entity or organization, including a Governmental Entity.

1.22 “Record(s)” means all such documents, reports, data, data listings, charts, process control/monitoring commands and data summaries, logs, notes, standard operating procedures, master batch records, lot batch records, analyses, correspondence, notes, memorandum,

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(including, without limitation, production and quality assurance and quality control documentation) and other items containing information or data related to API Manufacturing, whether in paper or electronic form, including originals and copies, that Supplier is required to prepare, collect and/or retain under any Regulatory Requirement.

1.23 “Recro Product” has the meaning attributed to it in the License Agreement.

1.24 “Recro Territory” has the meaning attributed to it in the License Agreement.

1.25 “Regulatory Approval” means, in relation to the Recro Product, the registrations, authorizations and approvals of any Governmental Authority that are required to be obtained prior to the marketing or sale of product in a jurisdiction in the Recro Territory.

1.26 “Regulatory Authority” means, with respect to any particular country, the governmental authority, body, commission, agency or other instrumentality of such country, with the primary responsibility over the Development and/or Commercialization of Dexmedetomidine or the Recro Product.

1.27 “Regulatory Filing” means any filing with a Regulatory Authority relating to or to permit or request, as applicable, the clinical evaluation or Regulatory Approval of a pharmaceutical product. Regulatory Filings include without limitation DMFs, INDs and NDAs and corresponding filings in other countries.

1.28 “Regulatory Requirements” means (a) applicable current good manufacturing practices (cGMP), in effect at the particular time, issued or required by the FDA for the methods to be used in, and the facilities and controls to be used for, the Manufacture of active pharmaceutical ingredients, (b) any laws, rules, guidelines, regulations and standards of Regulatory Authorities that apply in the country where any Manufacturing or activities or facilities at which any of the Manufacturing activities hereunder are performed; and (c) to the extent applicable to Supplier or its affiliates or subcontractors, any standard operating procedures (SOPs) of Supplier or such affiliate or subcontractor.

1.29 “Specifications” means the specifications and the quality control testing procedures for API. The Specifications in force at the time of the Effective Date are attached as Exhibit A, as amended from time to time in accordance with this Agreement.

1.30 “Tax” or “Taxes” means all taxes, fees, levies, duties, tariffs, imposts, and governmental impositions or charges of any kind in the nature of (or similar to) taxes, payable to any federal, state, local or foreign taxing authority, whether disputed or not, including (without limitation): (a) income, franchise, profits, gross receipts, ad valorem, net worth, value added, sales, use, service, real or personal property, special assessments, capital stock, license, payroll, withholding, employment, social security (or similar), workers’ compensation, unemployment compensation, disability, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, environmental, customs duties, registration, alternative and add on minimum, estimated, transfer and gains taxes, or other tax of any kind whatsoever; and (b) in all cases, including interest, penalties, additional taxes and additions to tax imposed with respect thereto.

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1.31 “Third Part(y/ies)” means any person(s) or entit(y/ies) other than Customer, Supplier, or their respective Affiliates.

1.32 Any terms not defined herein shall have the meaning attributed to them in the License Agreement.

2. DEVELOPMENTAL QUANTITIES

2.1 Supply. Supplier shall Manufacture and supply to Customer and any of its Affiliates (who shall have the right to supply same to the Customer’s possible Sublicensees strictly for purposes set out in this Section 2) the Developmental Quantities of API as needed from time to time as provided in this Section 2. From time to time, Customer will notify Supplier in writing of the API quantities needed, the destination, shipment instructions and requested delivery date (“Purchase Order”). All Developmental Quantities of API supplied hereunder shall be by a carrier selected by Customer FCA (ICC Incoterms 2000) Supplier’s manufacturing facility in Oulu or Espoo, Finland. The requested delivery date shall be no less than ninety (90) days after the date of the Purchase Order, except for the delivery date of the initial order of two hundred (200) grams, which shall be no less than thirty (30) days after the first business day after the date of the Purchase Order. Supplier shall use its reasonable commercial efforts to deliver such quantities by the requested delivery date. The estimated aggregate Developmental Quantities of API needed by Customer for each Recro Product are outlined in Schedule 2.1. The Supplier will use its reasonable commercial efforts, but has no obligation, to supply quantities higher than outlined in the Schedule 2.1. The Customer shall keep and maintain accurate and reliable records regarding the use of the Developmental Quantities of API and represents and warrants that no part of same will be used other than strictly in accordance with the terms of this Section 2. The Customer shall have the burden of proof to establish such use Should the Development of a Recro Product be terminated, the Customer shall not without the Supplier’s written consent have the right to utilize the Developmental Quantities of API supplied for such Recro Product for the Development of any other Recro Product(s) but shall, upon the Supplier’s request, return such Developmental Quantities to the Supplier.

2.2 Charge. In consideration of Customer’s undertakings with respect to the Development of the Recro Product under and in accordance with the terms of the License Agreement, Supplier shall supply the Developmental Quantities required a) for purposes identified under the headers “Part—I” and “Part—II” of Schedule 2.1, and b) for production of the first (1st) production scale batch (referred to on Schedule 2.1 as “NDA Batch”) of each Recro Product at no charge. The Developmental Quantities required for purposes identified under the header “Additional Clinical Development Estimates” (save for the first (1st) production scale batch referred to above), as well as any Developmental Quantities required for purposes not identified on Schedule 2.1, shall be supplied at a charge of fifty per cent (50%) of the Supply Price set out in Section 3.6. Should the Customer be able to sell or otherwise utilize for Commercialization any quantity of Recro Product manufactured using Developmental Quantities of API, the Customer shall promptly notify the Supplier thereof. Within sixty (60) days from such notification, Customer shall credit to the Supplier the unpaid part of the difference between the Supply Price and the price (if any) actually paid to the Supplier in respect of such Developmental Quantities.

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2.3 Shipping Terms. All shipments and deliveries of Developmental Quantities of API by Supplier shall be accompanied by the following documentation:(a) the reference number of the relevant Purchase Order; (b) the API delivered, including their reference numbers, lot numbers (if applicable), batch numbers, if applicable; (c) dates of manufacture and release; (d) the quantity of API delivered; (e) the date of dispatch from Supplier; and (f) any material safety data sheets and labeling required by applicable laws and regulations or required by Customer.

2.4 Certificate of Analysis. Supplier shall include, with each shipment of API, a certificate of analysis certifying that such shipment meets the Specifications and was Manufactured in compliance with the Regulatory Requirements. Customer and its Affiliates shall have the opportunity to review, at Supplier’s premises, all batch records, in-process batch data, investigation information and reports, including without limitation out-of-specification (OOS) information and resolution, including corrective actions and preventive actions (CAPA) taken, if warranted, and other appropriate documents associated with the Manufacture of such API.

2.5 Stability Testing. Supplier shall perform stability testing of API according to the ICH Guidelines and as required by the Regulatory Requirements.

2.6 Storage, Packaging and Handling of API. Supplier shall assure that the API is stored, packaged, and handled (including transportation from one Supplier Facility to another) by Supplier in a manner as required for the API and adequate to prevent damage during normal storage, handling and shipping.

2.7 Agreed Quality. All quantities of API (whether Developmental Quantities or quantities of API supplied for commercial purposes) supplied under this Agreement shall a) conform to the Specifications; and b) conform to the warranties set out in Sections 7.1.3, 7.1.4, and/or 7.1.5 (collectively “Agreed Quality”).

2.8 Rejection. In the event that Customer or its Affiliates determine that any lot of Developmental Quantities does not conform to Agreed Quality, Customer shall give Supplier notice of its rejection thereof (including a sample from the lot analyzed) within thirty (30) days after receipt of such lot. Supplier shall conduct an analysis of the sample within thirty (30) days after receipt of such notice. If Supplier confirms such non-conformity, Supplier shall so notify Customer, supply Customer with a conforming shipment in the quantity specified for the non-conforming shipment, at Supplier’s expense, within ninety (90) days after receipt of the notice of rejection from Customer, and Customer shall dispose of or deliver such non-conforming quantity at Supplier’s expense in such a way and to such a destination, as Supplier shall direct in writing. If Supplier does not confirm such non-conformity, Supplier shall promptly notify Customer of its determination, and the Parties shall submit the disputed batch to an independent testing laboratory to be mutually agreed upon by the Parties, or, lacking such agreement within a time period of 15 days, appointed by the Stockholm Chamber of Commerce (the “Testing Laboratory”) for testing. The findings of the Testing Laboratory shall be binding on the Parties. The expenses of the Testing Laboratory shall be borne by Supplier if the testing confirms the non-conformity, and otherwise by Customer. If the Testing Laboratory confirms the non-conformity, then Supplier shall supply Customer with a conforming shipment in the quantity specified for the non-conforming shipment, at Supplier’s expense, and shall reimburse Customer

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for any charges incurred by Customer for shipping and/or storage, if applicable, of the non-conforming shipment, all within ninety (90) days after receipt of notice of the test results of the Testing Laboratory, and Customer shall dispose of or deliver such non-conforming quantity at Supplier’s expense in such a way and to such a destination, as Supplier shall direct in writing. Customer shall return all non-conforming API from lots to Supplier at Supplier’s expense, upon the written request of Supplier.

3. COMMERCIAL SUPPLY

3.1 Commercial Supply.

3.1.1 Supplier shall supply to Customer and its Affiliates and designees quantities of API as they may order from time to time for the sole purpose of Customer manufacturing or having manufactured (including manufacture by one or more Sublicensee(s) in accordance with the terms of the License Agreement) Recro Products under and in accordance with the terms of the License Agreement.

3.1.2 Except as otherwise permitted under this Agreement, during the Term, Customer shall purchase from Supplier its requirements for API related to Commercialization of the Recro Products in the Recro Territory.

3.1.3 Customer shall be under no obligation to purchase API under this Agreement to the extent that Customer does not receive, for any reason, Regulatory Approval of a Recro Product.

3.2 Forecasts and Purchase Orders.

3.2.1 Customer shall, prior to the first filing for Regulatory Approval in any country of the Recro Territory deliver to Supplier a non-binding estimate of its initial requirements for API (“Initial Quantities”). Customer may deliver to Supplier a binding Purchase Order for such Initial Quantities, which quantities Supplier shall, subject to Section 3.2.6, deliver to Customer within ninety (90) days of the Purchase Order date; and

3.2.2 Customer shall deliver to Supplier a non-binding estimate of its quarterly requirements of API for the first year following receipt of Regulatory Approval of a Recro Product (the “First Annual Forecast”).

3.2.3 On the first day of each calendar quarter following Customer’s receipt of such Regulatory Approval, Customer shall provide its rolling estimated quarterly forecast of API for each of the eight (8) quarters following the end of such quarter (each, a “Forecast”). The forecasted quantities shown in the Forecast for the first quarter shall be considered binding upon Customer and Customer shall be under obligation to place binding Purchase Order(s) for same. The forecasted quantities of API for any period after the first quarter shall be for the sole purpose of assisting Supplier in its planning and will not constitute an obligation of Customer to purchase the quantities of API indicated.

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3.2.4 Simultaneously with the furnishing of each Forecast, Customer shall deliver Purchase Orders to Supplier covering the first quarter of the Forecast. The requested delivery date shall be no less than ninety (90) days after the date of the Purchase Order. Supplier shall acknowledge receipt of each Purchase Order within five (5) business days of Supplier’s receipt thereof. Supplier shall use its reasonable commercial efforts to deliver such quantities of API by the requested delivery date. In the event that a term or condition contained in any Purchase Order or confirmation is inconsistent with this Agreement, then the term or condition set forth in the Purchase Order or acknowledgement shall not be binding unless the Party against whom enforcement is sought expressly agrees thereto in writing.

3.2.5 Supplier covenants and agrees that Supplier’s Manufacturing capacity is and shall be adequate to meet at least 130% of Customer’s needs for Developmental Quantities and the Forecasts.

3.2.6 In the event that Customer requires quantities in excess of 130% of those set forth in any Forecast or Purchase Order, Supplier shall use its commercially reasonable efforts to fulfill such request as soon as possible after receipt of a Purchase Order covering such additional quantities.

3.3 Timely Delivery. All dates for delivery of API are firm and time is of the essence. Customer shall not be obligated to accept any untimely, incomplete or excessive shipments. Supplier shall promptly notify Customer in writing of any anticipated delay or of any circumstance(s) rendering it unable to supply API in accordance with the terms of a Purchase Order and the estimated duration of such delay/circumstance(s). Any order delivered within five (5) calendar days of the requested delivery date will be considered delivered on time. In the event the Supplier fails to fulfill its API supply obligations as set out under this Agreement, it shall, as Customer’s sole and exclusive remedy for such failure (save for Customer’s rights under Section 11 below), compensate Customer, against Customer’s invoice supported by relevant documentation, for the direct and verifiable out-of-pocket costs and/or expenses incurred by Customer as a direct consequence of such failure, provided further that such costs could not have been avoided or mitigated by Customer, including but not limited to through the use of the Customer’s safety stock referred to in Section 4.3. In no event shall Supplier be under any obligation to compensate or otherwise be liable for any loss of profits, loss of business or interruption of business of Customer or any Third Party, or for any other indirect, special, incidental, consequential or punitive losses or damages of any kind.

3.4 Shipping Terms. All shipments and deliveries of API (other than Developmental Quantities thereof) by Supplier shall be accompanied by the following documentation: (a) the reference number of the relevant Purchase Order; (b) the API delivered, including their reference numbers, lot numbers (if applicable), retest date and batch numbers; (c) dates of manufacture and release; (d) the quantity of API delivered; (e) the date of dispatch from Supplier; and (f) any material safety data sheets and labeling required by applicable laws and regulations or required by Customer.

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3.5 Certificate of Analysis. Supplier shall include, with each shipment of API, a certificate of analysis certifying that such shipment meets the Specifications and was Manufactured in compliance with the Regulatory Requirements. Customer and its Affiliates shall have the opportunity to review, at Supplier’s premises, all batch records, in process batch data, investigation information and reports, including without limitation out-of-specification (OOS) information and resolution, including corrective actions and preventive actions (CAPA) taken, if warranted, and other appropriate documents associated with the Manufacture of such API.

3.6 Purchase Price for Commercial Supply. Except as provided in Section 2.2 with respect to Developmental Quantities, the purchase price for API (the “Purchase Price”) shall be [* * *] per gram. All dollar amounts refer to U.S. currency. Supplier shall invoice Customer upon shipment of API to Customer or its Affiliates. Invoices shall be due and payable within thirty (30) days of the invoice date.

3.7 Stability Testing. Supplier shall perform stability testing of API according to the ICH Guidelines and as required by the Regulatory Requirements.

3.8 Storage, Packaging and Handling of API. Supplier shall assure that the API is stored, packaged, and handled (including transportation from one Supplier Facility to another) by Supplier in a manner as required for the API and adequate to prevent damage during normal storage, handling and shipping.

3.9 Rejection. In the event that Customer or its Affiliates determine that any shipment of API does not conform to the Agreed Quality, Customer shall give Supplier notice of its rejection thereof (including a sample from the lot analyzed) within thirty (30) days after receipt of such shipment of API. Supplier shall conduct an analysis of the sample within thirty (30) days after receipt of such notice. If Supplier confirms such non-conformity, Supplier shall, as Customer’s sole and exclusive remedies for such non-conformity, so notify Customer, supply Customer with a conforming shipment in the quantity specified for the non-conforming shipment, at Supplier’s expense, and reimburse Customer for (i) any charges incurred by Customer for shipping and/or storage, if applicable, of the non-conforming shipment; and (ii) in accordance with and subject to the terms set out in Section 3.3, the direct and verifiable out-of-pocket costs and/or expenses incurred by Customer as a direct consequence of any resulting delay in the delivery of conforming Recro Products to its customers or licensees, all within ninety (90) days after receipt of the notice of rejection and, as applicable, a claim for compensation from Customer. If Supplier does not confirm such non-conformity, Supplier shall promptly notify Customer of its determination, and the Parties shall submit the disputed batch to the Testing Laboratory for testing. The findings of the Testing Laboratory shall be binding on the Parties. The expenses of the Testing Laboratory shall be borne by Supplier if the testing confirms the non-conformity, and otherwise by Customer. If the Testing Laboratory confirms the non-conformity, then Supplier shall as Customer’s sole and exclusive remedies for such non-conformity, supply Customer with a conforming shipment in the quantity specified for the non-conforming shipment, at Supplier’s expense, and shall reimburse Customer for (i) any charges incurred by Customer for shipping and/or storage, if applicable, of the non-conforming shipment; and (ii) in accordance with and subject to the terms set out in Section 3.3, the direct and verifiable out-of-pocket costs and/or expenses incurred by Customer as a direct consequence of any resulting delay in the delivery of conforming Recro Products to its customers or licensees, all within ninety (90) days after receipt of notice of the test results of the Testing Laboratory and, as applicable, a claim for compensation. Customer shall return all non-conforming shipments of API to Supplier, at Supplier’s expense, upon the written request of Supplier.

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3.10 Delivery and Risk of Loss. All shipments of API supplied hereunder shall be by a carrier selected by Customer FCA (ICC Incoterms 2000) Supplier’s Manufacturing Facility in Oulu or Espoo, Finland.

4. BACKUP MANUFACTURE; SAFETY STOCK

4.1 Back-Up Manufacture Site. In the event that Supplier is unable to, or anticipates that it will become unable to, Manufacture API at Supplier’s primary Manufacturing site (“Primary Site”) the Parties may co-operate to identify and qualify a back-up Manufacturing site which shall, at Supplier’s discretion, be either a Supplier manufacturing site or a manufacturing site owned and maintained by a third party (“Back-Up Site”) (the Primary Site and the Back-Up Site are together referred to as the “Facilities”). Supplier shall at all times have the right to decide whether or not to qualify a Back-Up Site and any Manufacture of API at such Back-Up Site shall (save for events referred to in Section 11.1) at all times be at Supplier’s sole and exclusive discretion. If at any time, Supplier has not yet elected to qualify a Back-Up Site, upon Customer’s request, Supplier shall either (a) promptly qualify a Back-Up Site in a timely manner and Customer shall reimburse reasonable and customary expenses actually incurred by Supplier in doing so; or (b) allow Customer to qualify a Back-Up Site at Customer’s sole expense.

4.2 Supplier’s Safety Stock.

4.2.1 Supplier agrees to maintain throughout the Term a safety stock of API. The volume of such safety stock shall correspond Customer’s estimated requirements for API for the following fifteen (15) months (or, if less, such number of months that remains of the Term at any given time) as set out on Customer’s most recent Forecast from time to time (“Supplier Safety Stock”).

4.2.2 Prior to and upon expiration or termination of this Agreement, Supplier shall use commercially reasonable efforts to reduce Supplier Safety Stock to correspond to Customer’s requirements for API through the date of termination. To the extent Supplier is unable to use, sell or otherwise exhaust the Supplier Safety Stock despite such efforts, Customer shall have the following purchase obligations with respect to Supplier’s Safety Stock:

(a)	In the event Customer gives notice of non-renewal of this Agreement in its entirety under Section 10.1, Customer shall, upon the effective date of such expiry, purchase at least fifty per cent (50%) of Supplier Safety Stock then maintained by Supplier at the Purchase Price;

(b)	In the event of termination of this Agreement in its entirety by Supplier under Sections 10.2 (Customer’s Bankruptcy) or 10.4 (Customer’s Breach), or in the event of termination of this Agreement by Supplier pursuant to Section 10.3 where the termination of the License Agreement was due to Customer’s breach, bankruptcy or abandonment, Customer shall, on the effective date of such termination, purchase one hundred per cent (100%) of Supplier Safety Stock then maintained by Supplier at the Purchase Price; and

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(c)	In the event of expiration or termination of this Agreement in any other circumstances, Customer may, but shall have no obligation to, purchase any amount of Supplier Safety Stock then maintained by Supplier.

4.2.3 All representations, warranties and obligations of Supplier with respect to the API, including without limitation, delivery and quality requirements, shall apply to any API purchased by Customer pursuant to Section 4.2.2. Any and all so purchased API shall be used only for the purpose set out in Section 3.1.1.

4.3 Customer’s Safety Stock. After receipt of Regulatory Approval of a Recro Product, Customer agrees to maintain throughout the Term a safety stock of API. The volume of such safety stock shall correspond Customer’s estimated requirements for API for the following three (3) months as set out on Customer’s most recent Forecast from time to time.

5. REGULATORY MATTERS

5.1 DMFs.

5.1.1 To the extent Supplier has not already done so, Supplier shall file all appropriate DMFs with the applicable Regulatory Authorities in the Recro Territory as soon as reasonably necessary and as agreed mutually between the Parties.

5.1.2 All DMFs shall be filed and maintained by Supplier throughout the Term at its sole cost and expense and in accordance with the requirements of the FDA and reasonable requirements any other applicable Regulatory Authorities.

5.1.3 Supplier shall provide Customer with a copy of the access letters referencing the DMFs in order to allow Customer to prepare, submit and obtain Regulatory Approvals and otherwise Develop and Commercialize the Recro Products.

5.2 Ownership of Regulatory Filings and Regulatory Approvals. Customer and its Affiliates shall, subject to the provisions of the License Agreement, be the sole owners of all Regulatory Filings and Regulatory Approvals for Recro Products. For the avoidance of doubt it is expressly agreed that Supplier shall at all times be the sole owner of all DMFs for API manufactured by or on behalf of Supplier or its Affiliates.

6. QUALITY CONTROL

6.1 Facility Compliance and Related Matters. Supplier shall maintain the Facilities in compliance with all applicable Regulatory Requirements, and with the provisions of this Agreement, at all times during the term hereof. Supplier shall be responsible under this Agreement for all costs and expenses related to the compliance of the Facilities with such Regulatory Requirements.

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6.2 Quality Control Program. Supplier shall maintain a quality control program consistent with the Regulatory Requirements, as required by the relevant Regulatory Authorities.

6.3 Quality Agreement. Within one hundred twenty (120) days following the Effective Date, the Parties shall mutually agree upon a Quality Agreement, which may be amended by mutual agreement from time to time by the Parties. To the extent that the terms or conditions of the Quality Agreement, or any procedure, specification or requirement referenced by it, conflicts or is materially inconsistent with the terms of this Agreement (excluding the Quality Agreement), the terms of this Agreement shall prevail.

6.4 Manufacturing Changes. Supplier shall have the right to make changes to the materials, equipment or methods of production or testing used in the Manufacture of API to be supplied to Customer from time to time, and shall notify Customer thereof in advance no less than three (3) months prior to the first delivery to Customer of API implementing such change(s). Supplier shall first obtain Customer’s prior written consent to any such change (other than a change required by a Regulatory Authority) that would affect Customer’s then pending Regulatory Filing(s) or in-process pre-marketing clinical trial for a Recro Product. Following grant of Regulatory Approval, Supplier shall first obtain Customer’s prior written consent to any such changes (other than a change required by a Regulatory Authority) that would affect Customer’s Regulatory Approval(s), such consent not to be unreasonably withheld. Customer recognizes that change may be necessary to enable Supplier to remain efficient and cost-effective and thus shall be fully supportive of the implementation of such changes where justified.

6.5 Specification Changes. Supplier shall have the right to make changes to the Specifications from time to time, and shall notify Customer thereof in advance no less than three (3) months prior to the first delivery to Customer of API implementing such change(s). Supplier shall first obtain Customer’s prior written consent to any such change (other than a change required by a Regulatory Authority) that would affect Customer’s then pending Regulatory Filing(s) or in-process pre-marketing clinical trial for a Recro Product. Following grant of Regulatory Approval, Supplier shall first obtain Customer’s prior written consent to any such changes (other than a change required by a Regulatory Authority) that would affect Customer’s Regulatory Approval(s), such consent not to be unreasonably withheld. Customer recognizes that change may be necessary to enable Supplier to remain efficient and cost-effective and thus shall be fully supportive of the implementation of such changes where justified.

6.6 Production Samples and Sample Retention. Supplier shall properly store and retain appropriate and adequate samples (identified by batch number) of all API and all critical raw materials in conditions and for times consistent with all applicable Regulatory Requirements. Supplier shall provide Customer’s Quality Control Department with such reasonable quantities of production samples of API manufactured by Supplier, as are required for the purposes of Developing and Commercializing the Recro Products and ensuring compliance with Regulatory Requirements.

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6.7 Records.

6.7.1 Supplier shall prepare and maintain all Records relating to this Agreement as set out in this Section 6.7. Records shall be prepared, maintained and retained in compliance with Regulatory Requirements and other requirements under this Agreement. All Records shall be materially complete, accurate, legible, valid, verifiable and contemporaneous with the events or activities described.

6.7.2 All Records (save for Records containing trade secrets, as provided for below) shall be available for Customer’s inspection upon advance notice during business hours, such inspection (save for a) inspections under extraordinary circumstances referred to below and for b) reasonable follow-up inspections in respect of correction of issues identified in an annual audit) not to be carried out more frequently than once per calendar year, during the Term and for the retention period for the Records as determined by the applicable Regulatory Requirements. Notwithstanding the foregoing, Customer and its representative may at any time have access to the Records during business hours in connection with any of the following: investigation of any Third Party complaint or injury related to the API; non-compliance of API with Agreed Quality that is either alleged by a Regulatory Authority or has been established; or an inspection by a Regulatory Authority results in findings that are adverse or negative with respect to the API.

6.7.3 If any Records contain trade secrets of Supplier or any Third Party, only Customer’s independent auditors shall inspect such confidential portions of the Records. Such auditors must have agreed with Supplier in writing to maintain all trade secret and/or confidential information learned in confidence and not use same for any purpose except as expressly permitted herein. With respect to any such trade secret information, such auditors shall report to Customer only whether the Supplier was in compliance or noncompliance with Regulatory Requirements and, in the event of noncompliance, to what phase in the Manufacture process the noncompliance issue relates.

6.7.4 Customer’s right to make copies of Records shall be discussed on a case-by-case basis with the understanding that Supplier shall not unreasonably refuse to allow Customer to make such copies that Customer can establish will reasonably be needed for the purpose of complying with legal or regulatory requirements applicable to Customer and further provided that the documents requested to be copied do not contain trade secrets of Supplier or any Third Party.

6.8 Batch Failure. Supplier agrees to notify Customer as soon as reasonably possible, but in any event within five (5) business days of discovery of any batch failure that could result in Supplier’s inability to meet Customer’s requested delivery dates, or of learning of any failure of any batch of API manufactured for delivery to Customer to meet standards set forth in the Specifications or warranties herein.

6.9 Inspection by Customer. Customer and its Affiliates shall have the right to visit and inspect any facilities at which Supplier Manufactures API (including facilities at which Supplier tests and stores API) during normal business hours and with reasonable advance notice. Such inspections shall not be conducted more than once per calendar year except in connection

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with (a) inspections under extraordinary circumstances referred to below and (b) reasonable follow-up inspections in respect of correction of issues identified in an annual inspection. Notwithstanding the foregoing, Customer, its Affiliates and their representative may at any time conduct such an inspection during business hours in connection with any of the following: investigation of any Third Party complaint or injury related to the API; non-compliance of API with Agreed Quality that is either alleged by a Regulatory Authority or has been established; or an inspection by a Regulatory Authority results in findings that are adverse or negative with respect to the API.

6.10 FDA Inspections and Communications. Without prejudice to the notification obligations (if any) imposed under any notice, information or other action required by any Regulatory Requirements:

6.10.1 Supplier shall immediately, but no later than five (5) business days, notify Customer of any plant shutdown or other emergency that affects the Manufacture of the API;

6.10.2 Supplier shall promptly notify Customer of all communications from the FDA or other Regulatory Authorities that directly affect the Manufacturing activities performed by Supplier related to API, or that, in Supplier’s reasonable opinion may directly affect the ability of Supplier to comply with its obligations hereunder.

6.10.3 Without limiting the foregoing, Supplier shall notify Customer of any written or oral inquiries, notifications, or inspection activities by any Regulatory Authority that directly affect the API or a Recro Product within ten (10) business days of Supplier obtaining knowledge of such inquiry, notification or inspection activity.

6.10.4 Supplier shall furnish to Customer all inspection reports and related correspondence of a Regulatory Authority that directly affect the API, a Recro Product or, in Supplier’s reasonable opinion, the ability of Supplier to comply with its obligations hereunder (including, without limitation, any FDA Form 483 or its foreign equivalent, warning letters, citations, or any revocation of any license or permit issued to Supplier) within ten (10) business days after such reports or correspondence become available to Supplier. If such report or correspondence affects a Facility generally, but not the API specifically, Supplier may provide a brief summary of the issue and its expected impact, in Supplier’s reasonable opinion, on Supplier’s ability to Manufacture or supply the API.

6.10.5 In all cases of FDA inspections and/or communications not referred to above that directly affect the API, Supplier shall deliver within thirty (30) business days from receipt the EIR issued by FDA for an inspection concerning the API. If any report, correspondence or other documentation described in this Section 6.10.5 contains confidential information of any other customer, licensee of Supplier or any other Third Party, or contains information that Supplier is not under obligation under this Agreement, the License Agreement or Regulatory Requirements to furnish to Customer, Suppler may redact such information from the documents provided to Customer.

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6.11 Notice of Adverse Discovery; Stability Testing Obligations. Supplier shall notify Customer in the manner and to the extent required under Regulatory Requirements in the event Supplier discovers or has reason to believe that there may be defects or deviations of any kind whatsoever in such API lot, including any non-conformance with Specifications or any Regulatory Requirements. Supplier shall conduct stability testing in accordance with Regulatory Requirements.

6.12 Recalls. This Section 6.12 shall apply to API and Recro Products containing the API supplied by Supplier:

6.12.1 Recall Procedures. If Customer should elect or be required to initiate a recall, withdrawal, stock recovery or field correction (each, or collectively, a “Recall”) of Recro Product containing API because of supply by Supplier of API that does not conform to the Specifications and warranties set forth in this Agreement, subject in any case to Section 9.1 hereunder, Customer will notify Supplier as required by Regulatory Requirements and provide Supplier a copy of its recall letter prior to initiation of the recall. Correspondingly, Supplier will notify Customer as required by Regulatory Requirements in case Supplier should elect or be required to initiate a Recall of any quantity of API supplied to Customer. Supplier will assist Customer (and its designee) in an investigation to determine the cause and extent of the problem, including identifying the locations to which API was shipped, providing access to applicable Records and retention samples, conducting testing, and the like and, if applicable, in identifying and correcting any deficiency in API Manufacturing. All regulatory authority contacts and coordination of any Recall activities relating to Recro Product will be initiated by, and will be the sole responsibility of, Customer, and all regulatory authority contacts and coordination of any Recall activities relating to API will be initiated by, and will be the sole responsibility of, Supplier.

6.12.2 Responsibility for Recall Costs.

(a)	If Supplier conducts a Recall of any API, Supplier shall bear the costs of the Recall.

(b)	If Customer conducts a Recall of any Recro Product containing API, or if a Regulatory Authority requests or conducts a recall of API or any Recro Product containing API, Customer shall each bear the costs of the Recall except to the extent that the Recall is due to or caused by any of the following:

(i)	any breach of any of the representations or warranties of Supplier, or other breach of this Agreement by or on behalf of Supplier, including, without limitation, failure of the API or Recro Product incorporating such quantity of API to meet Agreed Quality; or

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(ii)	the negligence, recklessness or willful misconduct of, or a breach of a statutory duty by, Supplier and its respective Affiliates or agents.

(c)	For purposes of this Agreement, such costs shall include the expenses of notification and destruction or return of the recalled or withdrawn API or Recro Product and all other documented out-of-pocket costs incurred in connection with such Recall but shall not include lost profits or opportunity costs of either Party. If Supplier is responsible for the Recall as set out above, Supplier shall also provide replacement API and/or reimburse Customer for costs as provided in Section 3.9. Any disputes between the Parties regarding responsibility for Recall costs shall be resolved in accordance with Section 12.15.

7. REPRESENTATIONS AND WARRANTIES

7.1 Representations and Warranties of Supplier. Supplier hereby represents and warrants to Customer:

7.1.1 Supplier is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization, with the corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Supplier. This Agreement has been duly executed and delivered by Supplier and constitutes the valid, binding and enforceable obligation of Supplier, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors’ rights generally from time to time in effect.

7.1.2 Supplier is not subject to, or bound by, any provision of:

(a)	any articles or certificates of incorporation or by-laws;

(b)	any license agreement, collaboration agreement, mortgage, deed of trust, lease, note, shareholders’ agreement, bond, indenture, license, permit, trust, custodianship, or other instrument, agreement or restriction; or

(c)	any judgment, order, writ, injunction or decree or any court, governmental body, administrative agency or arbitrator, that would prevent, or be violated by, or under which there would be a default as a result of, nor is the consent of any Third Party required for, the execution, delivery and performance by Supplier of this Agreement and the obligations contained herein. The execution and delivery of this Agreement by Supplier and the performance by Supplier will not violate any laws or order of any court or government authority.

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7.1.3 At the time of delivery, the API Manufactured by Supplier or its Affiliates and supplied to Customer under this Agreement (a) will conform to the Specifications for the API; (b) will have been Manufactured in accordance with all Regulatory Requirements and cGMP and in material compliance with other applicable laws, rules, regulations and requirements applicable in the Country of Manufacture; and (c) will not be adulterated or misbranded within the meaning of the U.S. Federal Food, Drug, and Cosmetic Act, as amended.

7.1.4 Supplier has good title to all API provided to Customer pursuant to this Agreement and passes such title to Customer free of any Liens.

7.1.5 All API shall be manufactured at Supplier’s Facilities or any other facility approved in writing by Customer, and such facility shall at all times comply with all Regulatory Requirements and maintain all licenses and approvals required by the FDA and applicable Regulatory Authorities in the country of Manufacture.

7.1.6 To its Knowledge, neither Supplier nor any of its Affiliates has employed, and Supplier and its Affiliates will not knowingly employ, any personnel, and has not knowingly used and will not knowingly use in connection with the Development or Manufacture of the API, a contractor or consultant, debarred by the FDA (or subject to a similar sanction of a Regulatory Authority outside the United States), or who is subject of an FDA debarment investigation or proceeding (or similar proceeding of a Regulatory Authority outside the United States).

7.1.7 As of the Effective Date, neither Supplier, nor any of its Affiliates, nor, to Supplier’s Knowledge, any of their respective licensees, partners or subcontractors, has received any notice in writing or otherwise has knowledge of any facts which have led Supplier to believe that any of the Regulatory Filings relating to the API are not currently in good standing with, the FDA or any other Regulatory Authority. As of the Effective Date, there are no inquiries, actions or other proceedings pending before or, to Supplier’s Knowledge, threatened by, any Regulatory Authority or other government agency with respect to API or that would, in Supplier’s reasonable determination as of the Effective Date, affect the ability of Supplier to comply with its obligations hereunder.

7.1.8 Full Disclosure. Supplier has not omitted to furnish Customer any information requested by Customer prior to the Effective Date, and has not intentionally concealed from Customer, any material information in its possession concerning the API or the transactions contemplated by this Agreement. Nor has Supplier failed to disclose to Customer any information which makes the information disclosed misleading.

7.1.9 No Implied Warranties. No other warranties, express or implied, including without limitation, merchantability or fitness for any particular purpose, are made or shall be deemed to have been made by Supplier regarding the API, except to the extent expressly stated in this Section 7.1 or in Sections 2, 3, 5.1 or 6 above.

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7.2 Representations and Warranties of Customer. Customer hereby represents and warrants to Supplier:

7.2.1 Customer is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization, with the corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Customer. This Agreement has been duly executed and delivered by Customer constitutes the valid, binding and enforceable obligation of each of them, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity.

7.2.2 Customer is not subject to, or bound by, any provision of:

(a)	any articles or certificates of incorporation or by-laws;

(b)	any mortgage, deed of trust, lease, note, shareholders’ agreement, bond, indenture, license, permit, trust, custodianship, or other instrument, agreement or restriction, or

(c)	any judgment, order, writ, injunction or decree or any court, governmental body, administrative agency or arbitrator, that would prevent, or be violated by, or under which there would be a default as a result of, nor is the consent of any Third Party required for, the execution, delivery and performance by Customer of this Agreement and the obligations contained herein.

7.2.3 To its knowledge, neither Customer nor any of its Affiliates has employed, and Customer and its Affiliates will not knowingly employ, any personnel, and has not knowingly used and will not knowingly use, in connection with the use of the API, a contractor or consultant, debarred by the FDA (or subject to a similar sanction of a Regulatory Authority outside the United States), or who is subject of an FDA debarment investigation or proceeding (or similar proceeding of a Regulatory Authority outside the United States).

7.2.4 No other warranties, express or implied, including without limitation, merchantability or fitness for any particular purpose, are made or shall be deemed to have been made by Customer, except to the extent expressly stated in this Section 7.2.

8. CONFIDENTIALITY

8.1 Treatment of Confidential Information. Except as otherwise provided in this Section 8, during the term of this Agreement and, for a period of twenty (20) years from the termination or expiry of this Agreement in accordance with its terms, each Party (“Receiving Party”) agrees to keep confidential all of the other Party’s (“Disclosing Party”) Confidential Information that is disclosed to it or its Affiliates. Each Party agrees to preserve and protect the Confidential Information to the same extent it protects its own confidential information. Each Party will use the Confidential Information only as permitted under this Agreement, and will not disclose Confidential Information to any Third Party.

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8.2 Right to Disclose. The Receiving Party may disclose Confidential Information belonging to the Disclosing Party to the extent (and only to the extent) such disclosure is reasonably necessary in the following instances.

8.2.1 filing or prosecuting patents;

8.2.2 Regulatory Filings and obtaining Regulatory Approvals;

8.2.3 prosecuting or defending litigation;

8.2.4 complying with applicable Laws (including, without limitation, the rules and regulations of the Securities and Exchange Commission or any national securities exchange) and with judicial process, if in the reasonable opinion of the Receiving Party’s counsel, such disclosure is necessary for such compliance; and

8.2.5 disclosure, solely on a “need to know basis”, to Affiliates, current, potential and future collaborators (including Sublicensees), acquirers or assignees permitted under Section 12.1, research and Development collaborators, subcontractors, investment bankers, investors, lenders, and their and each of the Parties’ respective directors, employees, contractors and agents, each of whom prior to disclosure must be bound by written obligations of confidentiality and non-use no less restrictive than the obligations set forth in this Section 8;

provided, however, that in each of the above situations, the Receiving Party shall remain responsible for any failure by any Person who receives Confidential Information pursuant to this Section 8.2.5 to comply with the provisions of this Section 8.

If and whenever any Confidential Information is disclosed in accordance with this Section 8.2, such disclosure shall not cause any such information to cease to be Confidential Information except to the extent that such disclosure results in a public disclosure of such information (otherwise than by breach of this Agreement). Where reasonably possible, and other than pursuant to Section 8.2.5, the Receiving Party shall notify the Disclosing Party of the Receiving Party’s intent to make such disclosure pursuant to this Section 8.2 sufficiently prior to making such disclosure so as to allow the Disclosing Party adequate time to take whatever action it may deem appropriate to protect the confidentiality of the information.

8.3 Release From Restrictions. The foregoing obligations in respect of disclosure and use of Confidential Information shall not apply to any part of such Confidential Information that the Receiving Party can demonstrate:

8.3.1 is or becomes part of the public domain, other than by acts of the Receiving Party in contravention of this Agreement;

8.3.2 is disclosed to the Receiving Party or its Affiliates by a Third Party who had the right to disclose such Confidential Information to the Receiving Party;

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8.3.3 prior to disclosure under this Agreement, was already in the possession of the Receiving Party or its Affiliates, provided such Confidential Information was subject to any obligation to keep it confidential; or

8.3.4 is or has been independently developed by or for the Receiving Party without use of or reference to Confidential Information.

8.4 Confidentiality of Agreement. The Parties acknowledge that this Agreement, and all of the respective terms of this Agreement shall be treated as Confidential Information of both Parties.

9. INDEMNIFICATION

9.1 Indemnification by Supplier. Supplier hereby agrees to indemnify and hold harmless Customer and its sublicensees, and their directors, officers, employees and agents (“Customer Indemnitees”) from and against any liabilities, losses, fines, penalties, damages, expenses (including reasonable attorney’s fees and expenses, and expenses incurred in connection with the enforcement of this provision), actions or claims which arise out of claims against Customer brought by Third Parties after the Effective Date, which arise, result from, or relate to:

9.1.1 any breach of any of the representations or warranties of Supplier, or other breach of this Agreement by or on behalf of Supplier, including, without limitation, failure of the API to meet the Specifications;

9.1.2 the negligence, recklessness or willful misconduct of, or a breach of a statutory duty by, Supplier and its respective Affiliates or agents;

9.1.3 any activities or actions taken by or on behalf of Supplier or its Affiliates with respect to API used by Supplier or its Affiliates for their own products or API supplied to Third Parties; or

9.1.4 any claim that Supplier’s Manufacture of the API infringes or violates any patent or other intellectual property right of any Third Party in the country of Manufacture.

The items above are hereinafter collectively referred to as a “Customer Loss”. Notwithstanding the above, Supplier shall have no obligation to indemnify any Customer Indemnitee, to the extent that any Customer Loss arises out of the negligence or willful misconduct of any Customer Indemnitee, or Customer’s breach of this Agreement.

9.2 Indemnification by Customer. Customer hereby agrees to defend, indemnify and hold harmless Supplier and its Affiliates and licensors, and their directors, officers, employees and agents (“Supplier Indemnitees”) from and against any liabilities, losses, fines, penalties, damages, expenses (including reasonable attorney’s fees and expenses and expenses incurred in connection with the enforcement of this provision), actions or claims which arise out of claims against Supplier brought by Third Parties after the Effective Date which arise, result from, or relate to:

9.2.1 any breach of any of the representations or warranties of Customer, or other breach of this Agreement by or on behalf of Customer;

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9.2.2 the negligence, recklessness or willful misconduct of, or a breach of a statutory duty by, Customer and its respective Affiliates or agents;

9.2.3 any activities or actions taken by or on behalf of Customer or its Affiliates with respect to the API; or

9.2.4 any claim that Customer’s import of the API into the Recro Territory or incorporation of the API into a Recro Product infringes or violates any patent or other intellectual property right of any Third Party in the Recro Territory.

The items above are hereinafter collectively referred to as a “Supplier Loss”. Notwithstanding the above, Customer shall have no obligation to indemnify any Supplier Indemnitee, to the extent that any Supplier Loss arises out of the negligence or willful misconduct of any Supplier Indemnitee or Supplier’s breach of this Agreement.

9.3 Matters Involving Third Parties.

9.3.1 If any Third Party shall notify any Party (the “Indemnified Party”) with respect to any matter (a “Third Party Claim”) which may give rise to a claim for indemnification against any other Party (the “Indemnifying Party”) under this Section 9, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the Party of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

9.3.2 Should the Indemnifying Party contest its alleged obligation to indemnify the Indemnified Party, either Party shall have the right to submit to binding arbitration in accordance with the provisions of Section 12.15 the determination of whether or not the indemnity provisions set out in this Section 9 shall apply, and whether or not the Indemnifying Party shall be under obligation of indemnity towards the Indemnified Party. To the extent possible under applicable law and arbitration rules, such determination shall be made in an expedited manner and, if possible, within thirty (30) days from submission for arbitration.

9.3.3 Any Indemnifying Party shall have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as: (a) the Indemnifying Party notified the Indemnified Party in writing within fifteen (15) days after the Indemnifying Party has given written notice of the Third Party Claim that the Indemnifying Party shall assume the defense of the Indemnified Party with respect to the Third Party Claim; (b) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party shall have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder; and (c) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

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9.3.4 So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 9.3.3 above: (a) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim; (b) no compromise or settlement of the Third Party Claim may be effected by the Indemnified Party without the consent of the Indemnifying Party; and (c) the Indemnifying Party may compromise or settle the Third Party Claim without the consent of the Indemnified Party provided that (i) there is no finding or admission of any violation of law or any violation of the rights of any Third Party; (ii) the sole relief provided is money in nature and is paid in full by the Indemnifying Party; and (iii) written agreement is obtained releasing the Indemnified Party from all liability thereunder.

9.3.5 In the event of a claim to the effect that API infringes or violates any patent or other intellectual property right of any Third Party or in the event of other material litigation, threatened or actual, involving the API:

(a)	either Party shall have the right to (i) suspend further supply and/or purchase of the API, and/or (ii) require the other Party, and the other Party agrees to comply with such requirement, to suspend the Manufacturing, supply and/or purchase of, and/or other activities involving, the API to the extent this is deemed necessary or advisable by a Party (upon having consulted its legal advisors) or required by a court ordered injunction, or an arbitrator(s) award or order (whether interim or final) to prevent or limit actual or possible damages, liability or injury to Customer and/or Supplier. In the event a Party does not abide with such request, then all Manufacture, supply, purchase of, and/or other activities involving the affected API by such Party shall be at the sole risk and responsibility of such Party, and such Party shall indemnity and hold the other Party harmless, subject to the terms and limitations set out in this Section 9.3 from and against any liabilities, losses, fines, penalties, damages and expenses (including reasonable attorney’s fees) incurred in connection with or as a consequence of such activities.

(b)	the Parties shall use commercially reasonable efforts to cooperate to address and resolve such dispute or litigation in a mutually acceptable way, including, with respect to infringement or violation of any patent or other intellectual property right of any Third Party, without limitation, obtaining a license if practical and/or endeavoring to Manufacture the API in a non-infringing manner or have Orion relocate the Manufacture (if necessary through outsourcing to a Third Party) to a jurisdiction where the Manufacture of API does not infringe third party rights; and

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(c)	Failing a solution referred to in b) above with respect to infringement or violation of any patent or other intellectual property right of any Third Party within twelve (12) months from the initiation of measures referred to in a) above, Customer shall have the right to purchase API from an alternative supplier as set out and further described in Section 11 below until the infringement issue has been resolved.

10. TERM AND TERMINATION

10.1 Term. The initial term of this Agreement (“Initial Term”) shall begin on the Effective Date and, unless earlier terminated in accordance with this Section 10, shall expire, with respect to each country in the Recro Territory, upon the later of: fifteen (15) years from the First Commercial Sale of the Recro Product in such Recro Territory; or (b) fifteen (15) years after the Effective Date. The Agreement shall be automatically extended upon the same terms and conditions for successive periods of two years (each a “Renewal Term”) unless either Party shall have provided written notice of termination of this Agreement at least six (6) months prior to expiration of the Initial Term or any Renewal Term then in effect. For purposes of this Agreement, “Term” shall refer collectively to the Initial Term and the Renewal Terms.

10.2 Termination upon Bankruptcy. Either Party may terminate this Agreement upon: (a) the bankruptcy, liquidation or dissolution (other than in the course of a merger, demerger or other solvent reorganization) of the other Party (without further action by the Party); or (b) the filing of any voluntary petition for bankruptcy, dissolution, liquidation or winding-up of the affairs of the other Party which is not dismissed within one hundred twenty (120) days after the date on which it is filed or commenced.

10.3 Termination upon Termination of License Agreement. Either Party may terminate this Agreement, in its entirety or on a product-by-product or country-by-country basis in respect of the products and/or countries affected by termination of the License Agreement, upon the termination or expiration of the License Agreement by giving ninety (90) days prior written notice to the other Party.

10.4 Customer’s Right to Terminate. Customer may terminate this Agreement, at its option, either in its entirety or, if the breach affected only one or more countries of the Recro Territory, with respect to affected countries, at any time if Supplier materially breaches the Agreement, and such material breach is not cured by Supplier within ninety (90) days after Customer provides Supplier with written notice of such breach. Notwithstanding the foregoing, if Supplier is unable to remedy such breach for causes beyond its reasonable control within such 90 day period, then this Agreement may not be terminated so long as Supplier has presented prior to the end of the aforementioned 90 day period a reasonable plan for curing such breach, and thereafter is pursuing in accordance with such plan a cure of such breach in a timely manner and can demonstrate that it is taking all diligent actions possible to cure such breach.

10.5 Supplier’s Right to Terminate. Supplier may terminate this Agreement, at its option either in its entirety or, if the breach affected only one or more countries of the Recro Territory, with respect to affected countries, at any time if: Customer materially breaches the Agreement, and such material breach is not cured by Customer within ninety (90) days after

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Supplier provides Customer with written notice of such breach. Notwithstanding the foregoing, if Customer is unable to remedy such breach for causes beyond its reasonable control within such 90 day period, then this Agreement may not be terminated so long as Customer has presented prior to the end of the aforementioned 90 day period a reasonable plan for curing such breach, and thereafter is pursuing in accordance with such plan a cure of such breach in a timely manner and can demonstrate that it is taking all diligent actions possible to cure such breach

10.6 Rights Upon Expiration and Termination.

10.6.1 Upon Expiration or termination of this Agreement, the following Sections and Articles shall survive such expiration or termination, subject to any later termination dates provided for therein: Sections 1 (Definitions to the extent applicable), 6.7 (Records), 6.11 (Notice of Adverse Discovery; Stability Testing), 6.12 (Recalls), 8 (Confidentiality), 9 (Indemnification), 10 (Term and Termination), 11 (Alternative Suppliers) and 12 (Miscellaneous).

10.6.2 Expiration or termination of the Agreement shall not relieve the Parties of any obligation accruing before such expiration or termination. Any Expiration or early termination of this Agreement shall be without prejudice to the rights of either Party against the other accrued or accruing under this Agreement before termination.

11. ALTERNATIVE SUPPLIERS.

11.1 Alternative Suppliers. Section 3.1.2 shall no longer apply, and Customer may, at its option and subject to the terms of this Section II, purchase API from other suppliers or manufacture API itself, in the following circumstances:

11.1.1 On more than one occasion Supplier fails to supply Customer’s duly forecasted and ordered requirements for conforming API in a timely manner for more than sixty (60) days during any eighteen (18) month period;

11.1.2 Supplier’s bankruptcy as described in Section 10.2;

11.1.3 Supplier’s uncured breach as described in Section 10.4; or

11.1.4 any of the events described in Section 9.3.5 occur, but only during the period such issues remain unresolved.

11.2 Minimum Purchase. Subject to Supplier’s notification to Customer of its immediate ability to supply conforming API in a timely manner and in accordance with Customer’s most recent forecast, and further subject to Customer’s exhausting the inventory of API ordered from or manufactured by the Back-Up Supplier prior to Supplier’s notification, Customer shall continue to purchase from Supplier one hundred percent (100%) of Customer’s requirements for the API, or the amount Supplier is able to supply, whichever is less.

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11.3 Tech Transfer. If any of the events described in Section 11.1 above occur during the first five (5) years after First Commercial Sale of the affected Recro Product, then:

11.3.1 Within thirty (30) days of Customer’s request, Supplier shall transfer to Customer or its designee (the “Tech Transferee”), subject, if the Tech Transferee is a Third Party, to such Tech Transferee executing and delivering to Orion a confidentiality agreement in the form attached to the License Agreement as Schedule 2.3 thereto, all Orion Know-How reasonably necessary for Customer or such designee to Manufacture the API, provided that Customer shall reimburse Supplier for reasonable and customary expenses actually incurred by Supplier in doing so; and

11.3.2 Supplier hereby grants to Customer and the Tech Transferee a worldwide, royalty-free, right and license, for the remainder of the Term (or, if longer, the remainder of the Term of the License Agreement), under the Orion Know-How and the Orion Patent Rights, for the sole purpose of using, making or having made quantities of API for incorporation in the Recro Products for Commercialization in the Recro Territory in accordance with and subject to the License Agreement and qualification of such alternative manufacturing sites, including a right to reference the Regulatory Filings.

12. MISCELLANEOUS

12.1 Assignment. This Agreement may not be assigned or otherwise transferred by either Party without the written consent of the other Party; provided, however, that either Party may, without such consent, assign this Agreement: (a) to a successor corporation in connection with the transfer or sale of all or substantially all of its business to which this Agreement pertains or in the event of the merger or consolidation with another corporation; (b) to an Affiliate; and (c) with respect to Customer, to a Third Party if Customer is required to divest any of the Recro Product in order to comply with applicable antitrust law or government order. Any purported assignment in violation of the preceding sentence shall be void. Any permitted assignee shall assume all obligations of its assignor under this Agreement.

12.2 Performance by Affiliates. Each of Supplier and Customer acknowledge that their obligations and rights under this Agreement may be performed and exercised by Affiliates of Supplier and Customer, respectively. Obligations of the Party for which one of its Affiliates is performing hereunder shall be deemed to extend to such performing Affiliate. Each of Supplier and Customer guarantee performance of this Agreement by its Affiliates. Wherever in this Agreement the Parties delegate responsibility to Affiliates or local operating entities, the Parties agree that such entities shall not make decisions inconsistent with this Agreement, amend the terms of this Agreement or act contrary to its terms in any way. Further, if a Party’s Affiliate breaches any aspect of this Agreement performance of which has been delegated to such Affiliate or acts in any way inconsistently with the foregoing sentence, then the Party whose Affiliate so breached shall be liable for such breach as for its own, and the other Party shall be entitled to proceed against the Party whose Affiliate so breached, and shall not first be required to proceed against the Affiliate that so breached.

12.3 Further Actions. Each Party hereto agrees to perform such acts, execute such further instruments, documents or certificates, and provide such cooperation in proceedings and actions as may be reasonably requested by the other Party in order to carry out the intent and purpose of this Agreement.

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12.4 Force Majeure. Neither Party shall be liable to the other for delay or failure in the performance of the obligations on its part contained in this Agreement if and to the extent that such failure or delay is due to circumstances beyond its control that it could not have avoided by the exercise of reasonable diligence (a “Force Majeure Event”). It shall notify the other Party promptly in the event such circumstances arise, giving an indication of the likely extent and duration thereof, and shall use all commercially reasonable efforts to resume performance of its obligations as soon as practicable; provided, however, that neither Party shall be required to settle any labor dispute or disturbance.

12.5 Representation by Legal Counsel. Each Party hereto has been represented by legal counsel in connection with this Agreement and acknowledges that it has participated in the drafting of this Agreement. In interpreting and applying the terms and provisions of this Agreement, the Parties agree that no presumption shall exist or be implied against the Party which drafted such terms and provisions.

12.6 Language of the Agreement. The language of this Agreement shall be English and the parties hereby waive, and agree that this Agreement shall be valid and enforceable notwithstanding any requirement that it be written in or translated into any language other than English. If, for any reason, this Agreement is translated into a language other than English, the English language version shall be controlling for all purposes.

12.7 Correspondence and Notices.

12.7.1 Ordinary Notices. Correspondence, reports, documentation, and any other communication in writing between the Parties in the course of ordinary implementation of this Agreement shall be delivered by hand, sent by facsimile transmission (receipt verified), or by overnight delivery service to the employee or representative of the other Party who is designated by such other Party to receive such written communication.

12.7.2 Extraordinary Notices. Extraordinary notices and communications (including, without limitation, notices of termination, force majeure, material breach, change of address) shall be in writing and delivered by hand or sent by nationally recognized overnight delivery service, prepaid registered or certified air mail, or by facsimile confirmed by prepaid first class, registered or certified mail letter, and shall be deemed to have been properly served to the addressee upon receipt of such written communication.

All correspondence to Customer shall be addressed as follows:

Recro Pharma, Inc.

55 Valley Stream Parkway, Suite 100

Malvern, PA 19355, USA

Attn: Gerri Henwood

President

Tel: +1-610-644-1004

Fax: +l-610-644-1290

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with a copy to:

Saul Ewing LLP

Lockwood Place

500 East Pratt Street, Suite 900

Baltimore, MD 21202-3171

Attn: Tanya D. Berlage, Esq.

Tel: +1-410-332-8719

Fax: +1-410-332-8114

All correspondence to Supplier shall be addressed as follows:

Orion Corporation

Orionintie I A, FI-02200 Espoo, Finland

P.O. Box 65, Fl-02101 Espoo, Finland

Attn: President

Tel: +###-##-####

Fax: +358-10-426-3815

with a copy to:

Orion Corporation

Orionintie 1A, FI-02200 Espoo, Finland

P.O. Box 65, Fl-02101 Espoo, Finland

Attn: Head of Legal Affairs

Tel: +###-##-####

Fax: +358-10-426-4088

Any Party from time to time may change its contact information herein by giving notice hereunder.

12.8 Amendment. No amendment, modification or supplement of any provision of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each Party.

12.9 Waiver of Compliance. Except as otherwise provided in this Agreement, the failure by any Party to comply with any obligation, covenant, agreement or condition under such agreements may be waived by the Party entitled to the benefit thereof only by a written instrument signed by the Party on granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. The failure of any Party to enforce, at any time, any of the provisions of such agreements shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of such agreements or any part thereof or the right of any Party thereafter to enforce each and every such provision. No waiver of any breach of such provisions shall be held to be waiver of any other or subsequent breach.

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12.10 Exhibits and Schedules; Incorporation by Reference; Independent Significance. The exhibits and schedules attached to this Agreement, each when executed and/or delivered, are incorporated by reference into and made a part of this Agreement. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. The word “including” shall mean including without limitation.

12.11 Severability. The illegality or partial illegality of any or all of this Agreement, or any provision thereof, shall not affect the validity of the remainder of the Agreements, or any provision thereof, and the illegality or partial illegality of the Agreement shall not affect the validity of the Agreement in any jurisdiction in which such determination of illegality or partial illegality has not been made, except in either case to the extent such illegality or partial illegality causes the Agreements to no longer contain all of the material provisions reasonably expected by the parties to be contained therein.

12.12 Descriptive Headings. The descriptive headings of this Agreement are for convenience only and shall be of no force or effect in construing or interpreting any of the provisions of this Agreement.

12.13 Limitation of Liability. IN NO EVENT SHALL EITHER PARTY BE LIABLE, THROUGH INDEMNIFICATION OR OTHERWISE, TO THE OTHER PARTY FOR ANY LOSS OF PROFITS, LOSS OF BUSINESS OR INTERRUPTION OF BUSINESS, OR FOR ANY OTHER INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES OF ANY KIND, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSS OR DAMAGES. IN NO CASE SHALL EITHER PARTY BE LIABLE FOR ANY REPRESENTATION OR WARRANTY MADE BY THE OTHER PARTY TO ANY THIRD PARTY. Notwithstanding the foregoing, each Party shall be liable to the other for special, indirect or consequential damages arising out a breach of the non-disclosure and non-use obligations under Section 8.

12.14 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Sweden, without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

12.15 Jurisdiction; Venue; Service of Process. Any and all disputes, controversies or claims of any sort arising from this Agreement shall first be discussed by the Parties hereto, who shall try to settle the dispute among themselves. Should they fail to agree within ninety (90) days, either Party may bring the matter in dispute to be finally and exclusively settled by arbitration under the Arbitration Rules of the Arbitration Institute of the Stockholm Chamber of Commerce by three (3) arbitrators appointed in accordance with said Rules. The arbitration proceedings shall be held in English and shall be venued in Stockholm, Sweden. The award rendered at the arbitration shall be final and binding upon the Parties hereto.

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12.16 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter thereof and shall supersede all previous negotiations, commitments, and writings with respect to such subject matter.

12.17 Specific Performance. Each of the Parties acknowledges and agrees that the other Party may be damaged irreparably in the event any of the provisions of the Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Party shall be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court having competent jurisdiction over the Parties and the matter in addition to any other remedy to which it may be entitled, at law or in equity.

12.18 Independent Contractors. Both Parties are independent contractors under this Agreement. Nothing contained in this Agreement shall be deemed to create an employment, agency, joint venture or partnership relationship between the Parties hereto or any of their agents or employees, or any other legal arrangement that would impose liability upon one Party for the act or failure to act of the other Party. Neither Party shall have any express or implied power to enter into any contracts or commitments or to incur any liabilities in the name of, or on behalf of, the other Party, or to bind the other Party in any respect whatsoever.

12.19 No Third Party Beneficiaries. All rights, benefits and remedies under this Agreement are solely intended for the benefit of Supplier and Customer, and no Third Party shall have any rights whatsoever to: (i) enforce any obligation contained in this Agreement; (ii) seek a benefit or remedy for any breach of this Agreement; or (iii) take any other action relating to this Agreement under any legal theory, including but not limited to, actions in contract, tort (including but not limited to negligence, gross negligence and strict liability), or as a defense, setoff or counterclaim to any action or claim brought or made by the Parties.

12.20 Press Release.

12.20.1 The parties have agreed that Orion may issue the press release regarding execution of this Agreement in the form previously agreed to by Licensee. Neither Party shall make any press release or similar public announcement regarding the transaction contemplated by this Agreement or the terms of this Agreement without the prior written approval of the other Party, which shall not be unreasonably withheld or delayed, unless such disclosure is required by law or stock exchange rule, is required to be contained in financial statements prepared in accordance with generally accepted accounting principles or has been announced previously in accordance with this Section. If disclosure is required by law or stock exchange rule, the disclosing Party shall use commercially reasonable efforts to give the other Party sufficient advance notice to allow the other Party to comment thereupon, and thereafter limit the scope of the disclosure to what is required to comply with law or stock exchange rule.

12.20.2 For the avoidance of doubt it is expressly understood that nothing in this Section 12.20 or elsewhere in this Agreement shall restrict the right of either party or its Third Party Licensee(s) or any Third Party acting on such party’s behalf to make scientific publications or present the results of any research or development relating to Dexmedetomidine or Dexmedetomidine Product provided that the other party has received prior written notice of such publication or presentation.

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12.21 Counterparts. This Agreement may be executed in any number of counterparts, each of which need not contain the signature of more than one Party but all such counterparts taken together shall constitute one and the same agreement.

[signature page follows]

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IN WITNESS WHEREOF, duly authorized representatives of the Parties have duly executed this Agreement to be effective as of the date first set forth above.

RECRO PHARMA, INC.		ORION CORPORATION

By:	/s/ Gerri Henwood	By:	/s/ Reijo Salonen
Name:	Gerri Henwood	Name:	Reijo Salonen
Title:	CEO + President	Title:	Senior Vice President Research and Development

		By:	/s/ Liisa Hurme
		Name:	Liisa Hurme
		Title:	Vice President

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Schedule 2.1

Estimated Developmental Quantities of API

[see attached]

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[* * *]

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EXHIBIT A

API SPECIFICATIONS

[see attached]

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fermion
3.2.S.4.1 Specification
(Dexmedetomidine HCI, Fermion Oy)
Update September 20, 2007
pH 4.7-5.7
Color of solution Colourless
Clarity of solution Clear
Optical purity Amount of Levomedetomidine hydrochloride not more than 1.0%
Organic impurities Total amount of unspecified impurities not more than 0.3%
Any unspecified not more than 0.10%
Assay 98.0 – 102.0 % of C13H16N2 HCL calculated on the dried basis
Amount of chloride 14.7 – 15.3 % calculated on the dried basis
Residual solvents Amount of ethyl acetate not more than 0.3%
Amount of isopropanol not more than 0.1%.
Microbiological purity
Bacterial endotoxins more than 20 EU/mg

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fermion 3.2.S.4.1 Specification (Dexmedetomidine HCl, Fermion Oy) Update September 20, 2007 3.2.S.4.1 SPECIFICATION (DEXMEDETOMIDINE HYDROCHLORIDE, FERMION OY) C13H16N2 HCl Mw=236.73 (S)-4- [1-(2,3-dimethylphenyl)ethyl]- 1H- imidazole hydrochloride Characteristics- Freely soluble in water, chloroform, ethanol and methanol. Slightly soluble in acetonitrile. Description - Almost white or white, crystalline powder. CAS-145108-58-3 (hydrochloride salt) CAS-113775-47-6 (base) Tests and acceptance criteria: Color of powder Almost white or white Identification A. Infrared absorption spectroscopy B. Test for chloride C. High-performance liquid chromatography Loss on drying Not more than 1.0 % Sulphated ash Not more than 0.1 % Heavy metals Not more than 20 ppm